 Hibernia Industriewerte GmbH, Dusseldorf
 Balance Sheet as of 31.12.2002
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 according to German GAAP                                                     12/31/2002                12/31/2001
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 Assets                                                                       (euro)                    (euro)
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
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 I. Financial assets                                                 1
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  1. Shares in affiliated companies                                  2                168,161.73                143,161.73
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  2. Loans to affiliated companies                                   3          6,600,000,000.00                      0.00
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 A. Fixed assets                                                     4          6,600,168,161.73                143,161.73
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 I. Financial receivables and other assets                           5
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  1. Receivables from affiliated companies                           6          2,928,734,396.74                 72,899.69
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   (thereof with a remaining life time of more than 1 year)          7           (348.572.907,78)                       (0)
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  2. Liquid funds                                                    8             43,609,565.29                      0.00
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 B. Current assets                                                   9          2,972,343,962.03                 72,899.69
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 ASSETS                                                             10          9,572,512,123.76                216,061.42
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 Equity and liabilities
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  I. Capital stock                                                  11                 25,564.59                 25,564.59
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  II. Retained earnings                                             12                187,132.83                187,132.83
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 A. Shareholders' equity                                            13                212,697.42                212,697.42
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 B. Contributions made to implement the resolved capital increase   14                 25,000.00                      0.00
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 I. Other provisions                                                15                 30,000.00                  3,364.00
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 C. Provisions                                                      16                 30,000.00                  3,364.00
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  1. Financial liabilites to banks                                  17              1,437,616.19                      0.00
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  (thereof with a remaining life time of less than 1 year)          18             (1.437.616,19)                       (0)
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  2. Liabilites to affiliated companies                             19          9,557,728,219.46                      0.00
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  (thereof with a remaining life time of less than 1 year)          20         (9.557.728.219,46)                       (0)
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  3. Other liabilites                                               21             13,078,590.69                      0.00
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  (thereof with a remaining life time of less than 1 year)          22            (13.078.590,69)                       (0)
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 D. Liabilites                                                      23          9,572,244,426.34                      0.00
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 EQUITY AND LIABILITES                                              24          9,572,512,123.76                216,061.42
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

  Hibernia Industriewerte GmbH, Dusseldorf
  Profit and Loss Statement (year ending 31.12.2002)


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  according to German GAAP                                                           12/31/2002             12/31/2001
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  Profit and loss account                                                           (euro)                 (euro)
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
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  1. Interest income                                                         1           5,566,019.12               3,177.46
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   (thereof from affiliated companies)                                       2          (5.855.443,68)             (3.177,46)
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  2. Income from equity interests                                            3             124,762.36              14,441.43
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   (thereof from affiliated companies)                                       4            (124.762,36)            (14.441,43)
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  3. Other operating income                                                  5             329,634.05               2,620.45
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  4. Other operating expenses                                                6        -165,041,614.47              -3,638.65
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   5. Results from ordinary business activities                              7         -159,021,198.94              16,600.69
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  6. Income taxes                                                            8          61,286,692.00              -4,642.00
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    (of which tax allocations credited by the parent company)                9         (61.286.692,00)                    (0)
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  7. Income from loss transfer                                              10          97,734,506.94                   0.00
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  8. Expenses from profit transfer                                          11                   0.00             -11,958.69
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  9. Net Income                                                             12                   0.00                   0.00
-------------------------------------------------------------------------------==============================================
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